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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements listed below of Indus International, Inc. of our report dated May 14, 2003, with respect to the combined financial statements of Global Energy and Utility Solutions for the year ended September 30, 2002 included in this Current Report (Form 8-K):

1.  Registration Statement Number 333-36995 on Form S-8
2.  Registration Statement Number 333-44438 on Form S-8
3.  Registration Statement Number 333-64632 on Form S-8
4.  Registration Statement Number 333-70475 on Form S-8
5.  Registration Statement Number 333-104028 on Form S-3


                                                      /s/  Ernst & Young LLP


Atlanta, Georgia
May 14, 2003